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                                                                    EXHIBIT 23.3

PRICEWATERHOUSECOOPERS

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
January 16, 2002                               PRICEWATERHOUSECOOPERS LLP
                                               5700 Yonge Street
                                               Suite 1900
                                               North York Ontario
                                               Canada M2M 4K7
                                               Telephone +1 (416) 218 1500
                                               Facsimile +1 (416) 218-1499
                                               Direct Tel. +1 (416) 218-1432
                                               Direct Fax +1 (416) 218-1499
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation in the Registration Statement on Form F-3 of Visible Genetics Inc. (the "Company") dated January 16, 2002, of our report dated February 16, 2001 relating to our audit of the Company's consolidated balance sheets as at December 31, 2000 and 1999 and the consolidated statements of operations, deficit, comprehensive loss, and cash flows for the years ended December 31, 2000, 1999 and 1998, and to the reference in the Registration Statement to our firm under the headings "Selected Consolidated Financial Data" and "Experts."

/s/ PricewaterhouseCoopers LLP

Chartered Accountants